1999 NONEMPLOYEE DIRECTOR STOCK OPTION AGREEMENT


         AGREEMENT made as of the 29th day of April, 1999 between Bank Plus Corporation, a Delaware corporation (the "Company"), and
[Name of Nonemployee Director] (the "Optionee"), a nonemployee director of the Company or its wholly-owned subsidiary, Fidelity Federal Bank, a Federal Savings Bank ("Fidelity").

                                   WITNESSETH:

         WHEREAS, the Bank Plus Corporation Stock Option and Equity
Incentive Plan, as amended (the "Plan"), a copy of which is attached hereto as Exhibit A and the terms of which are incorporated herein by reference, provides for annual awards of stock options to be made to the nonemployee directors of the Company and Fidelity on the first business day after the date of the annual meeting of the Company's stockholders.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the Company and the Optionee agree as follows:

         1. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Optionee the option (the "Option") to purchase, from time to time, all or a part of 2,500 shares (the "Option Shares") of the Company's common stock ($0.01 par value) (the "Common Stock"). The Option is fully vested, and shall expire at the close of business on April 28, 2009, unless sooner terminated pursuant to sections 3 or 4 of this Agreement. The Option is exercisable at a purchase price of $4.84375 per Option Share.

         2. The Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

         3. In the event that the Optionee shall cease to serve on the board of directors of the Company and/or Fidelity for any reason other than removal for cause, the Optionee may exercise the Option at any time within 90 days following such cessation, but not later than the date of expiration of the Option, whichever shall first occur. In the event of the removal of the Optionee from the board of directors of the Company and/or Fidelity for cause, the Option shall be cancelled as of the effective date of such removal.

         4. In the event the Optionee dies while serving as a nonemployee director of the Company and/or Fidelity, the person or persons to whom the Option is transferred by will or the laws of descent and distribution may exercise the Option at any time within one year from the date of death, but no later than the date of expiration of the Option, whichever shall first occur.

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         5. The Option may be exercised only by written notice to the Secretary of the Company at its office at 4565 Colorado Boulevard, Los Angeles, California 90039. Such notice shall state the election to exercise the Option under the 1999 Nonemployee Director Stock Option Agreement and the number of shares in respect of which it is being exercised and shall be signed by the Optionee. In no event may the Option be exercised for less than 500 shares unless there are fewer than 500 shares remaining for exercise under the Option. The certificate or certificates of the shares as to which the Option shall have been exercised will be registered only in the Optionee's name. In the event the Option becomes exercisable by another person or persons upon the death of the Optionee, the notice of exercise shall be accompanied by appropriate proof of the right to exercise the Option.

         6. At the time of exercise of the Option and prior to the delivery of such shares, the Optionee shall pay in cash to the Company the sum of the aggregate option price of all shares purchased pursuant to such exercise of the Option. All payments shall be made in cash or by check payable to the order of the Company. The Optionee shall not have any of the rights and privileges of a stockholder of the Company with respect to the shares deliverable upon any exercise of the Option unless and until certificates representing such shares shall have been delivered to the Optionee.

         7. The Optionee agrees that any resale of the shares received upon any exercise of the Option shall be made in compliance with the registration requirements of the Securities Act of 1933 or an applicable exemption therefrom, including without limitation the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

         8. In the event that, prior to the exercise of the Option with respect to all of the shares of Common Stock in respect of which the Option is granted, the number of outstanding shares of Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company, whether through stock dividend, stock split, reverse stock split, recapitalization or other change affecting the outstanding Common Stock, the remaining number of shares of Common Stock still subject to the Option and the purchase price thereof shall be appropriately adjusted by the committee appointed by the Board of Directors to administer the Plan (the "Committee") as provided in Section 3 of the Plan.

         9. The Committee shall have authority to interpret the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon the Optionee and the Optionee's legal representative in respect of any questions arising under the Plan or this Agreement.

         10. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 4565 Colorado Boulevard, Los Angeles, California 90039 and any notice to be given to the Optionee shall be addressed to the Optionee at the Optionee's residence as it may appear on the records of the Company or at such other address as either party may hereafter designate in writing to the other.

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

         11. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of the Company and any successors to the Optionee by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable by the Optionee.

         12. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California and applicable federal law.


         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first above written.


                                           BANK PLUS CORPORATION



                                           By        /S/ MARK MASON
                                           -------------------------------------
                                                        MARK MASON
                                           President and Chief Executive Officer


                                           -------------------------------------
                                               [Name of Nonemployee Director]

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